UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

Gensym Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-2796	04-2932756
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Second Avenue Burlington, MA	01803-4411
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 265-7100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On February 16, 2005, the Compensation Committee of the Board of Directors of Gensym Corporation recommended, and the independent directors of the Board of Directors approved, a bonus payment of $65,000 to Lowell B. Hawkinson, Gensym’s Executive Chairman of the Board and Chief Technology Officer, for achievement of objectives relating to Gensym’s chief executive officer succession specified in Mr. Hawkinson’s 2004 Executive Bonus Plan. Mr. Hawkinson remains eligible for additional bonus payments under his 2004 Executive Bonus Plan based on the achievement of specified revenue and operating profit objectives for fiscal year 2004. Gensym’s Compensation Committee and independent directors will make a determination as to the achievement of those revenue and operating profit objectives when Gensym’s audited financial statements for fiscal year 2004 are available.

Mr. Hawkinson must receive 10%, and may elect to receive up to 100%, of the bonus payments under his 2004 Executive Bonus Plan in shares of Gensym’s common stock in lieu of cash.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENSYM CORPORATION

Date: February 23, 2005	By:	/s/ Stephen D. Allison
	Name:	Stephen D. Allison
	Title:	Vice President, Finance and Chief Financial Officer